As Filed With the Securities and Exchange Commission on April 29, 2016

Registration No. 811-08162

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 78

MASTER INVESTMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

400 Howard Street

San Francisco, CA 94105

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (800) 441-7762

John M. Perlowski

Master Investment Portfolio

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

With a Copy to:

John A. MacKinnon, Esq.	Benjamin Archibald, Esq.
Sidley Austin LLP	Blackrock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, New York 10019	New York, New York 10055

MASTER INVESTMENT PORTFOLIO

INTERNATIONAL TILTS MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for International Tilts Master Portfolio (the “Master Portfolio”). The Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

The Master Portfolio operates as part of a master/feeder structure, and one or more corresponding feeder funds invest all of its/their assets in the Master Portfolio with substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolio, specified information concerning the Master Portfolio and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the prospectuses and the statement of additional information of BlackRock Disciplined International Fund (the “BlackRock Funds III Feeder Fund”), a series of BlackRock Funds III, a separate publicly offered investment company organized as a Delaware statutory trust. The BlackRock Funds III Feeder Fund invests all of its assets in the Master Portfolio. The Master Portfolio is also one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2025 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2035 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio and LifePath® 2055 Master Portfolio (each, a “LifePath Master Portfolio” and collectively, the “LifePath Master Portfolios”). Each of these LifePath Master Portfolios operates as a master fund as part of a master/feeder structure; the feeder funds in this structure include the LifePath series of BlackRock Funds III, a separate publicly offered investment company organized as a Delaware statutory trust. Each feeder fund invests all of its assets in the corresponding LifePath Master Portfolio. To the extent that information concerning the Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to the BlackRock Funds III Feeder Fund’s prospectuses or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. The BlackRock Funds III Feeder Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively. From time to time, the Master Portfolio may have one or more feeder funds that are not BlackRock Funds III Feeder Funds or LifePath Master Portfolios.

PART A – PROSPECTUS

April 29, 2016

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolio’s Part B, dated April 29, 2016, is incorporated by reference into this Part A.

Items 1	Through 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Item 5.	Management.

BlackRock Advisors, LLC (“BAL” or the “Investment Adviser”) is the investment adviser of the Master Portfolio. BlackRock Fund Advisors (“BFA”) is the sub-adviser of the Master Portfolio.

The portfolio managers jointly and primarily responsible for the day-to-day management of the Master Portfolio are:

Portfolio Manager	Portfolio Manager of the Master Portfolio Since	Title
Raffaele Savi	2013	Managing Director of BlackRock, Inc.
Kevin Franklin	2013	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Interests.

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

The Master Portfolio has no minimum initial or subsequent investment requirements.

Each investor may withdraw all or any portion of its investment in the Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

Item 7.	Tax Information.

The Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each investor will be taxable on its allocable portion of the income of the Master Portfolio. The Master Portfolio will not be subject to any U.S. federal income tax.

Item 8.	Financial Intermediary Compensation.

Not applicable.

Item 9.	Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

Investment Objective

The investment objective of the Master Portfolio is to seek to provide long-term returns in excess of the total rate of return of the MSCI Europe Australasia Far East (“EAFE”) Index.

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s board of trustees (the “Board of Trustees” or the “Board”) without approval by the holders of beneficial interests of the Master Portfolio (each, an “interestholder”). However, should MIP’s Board determine that the investment objective of the Master Portfolio should be changed, interestholders will be given at least 30 days’ notice before any such change is made.

The investment objective and principal investment strategies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

Investment Process

The Master Portfolio will use BAL’s global investment model to manage the Master Portfolio using advanced techniques that incorporate quantitative analysis in a disciplined manner to identify small misvaluations across international equity securities. Misvaluations are captured in the Master Portfolio by over- and under- weighting securities relative to the MSCI EAFE Index while controlling incremental risk.

The Master Portfolio has no minimum stated holding period for investments and may buy or sell securities whenever Master Portfolio management sees an appropriate opportunity. The Master Portfolio may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

Principal Investment Strategies

Under normal circumstances, the Master Portfolio seeks to invest a majority of its net assets plus any borrowings for investment purposes in non-U.S. equity securities and equity like instruments of companies that are components of, or have characteristics similar to, the companies included in the MSCI EAFE Index. The MSCI EAFE Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding the U.S. and Canada. The Master Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time the Master Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). The Master Portfolio may also invest in securities denominated in both U.S. dollars and non-U.S. dollar currencies. The Master Portfolio may invest in securities of any market capitalization.

Equity securities include securities representing shares of ownership of a corporation (“common stock”), preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock. Preferred stock is a class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock), and their value usually reflects both the stream of current income payments and the market value of the underlying common stock.

Securities selected will consist primarily of equity securities of companies with similar characteristics to the companies included in the MSCI EAFE Index that BAL selected using a proprietary quantitative model. The model is designed to select stocks based on an analysis of a wide range of factors, such as relative value; earnings quality; market sentiment; and thematic insights. BAL considers risk parameters in deciding upon the Master Portfolio’s aggregate securities holdings, and factors trading costs into its stock selection process.

The Master Portfolio may use derivatives, including futures, contracts for difference, swap agreements and/or foreign exchange transactions, to manage risk and return of the Master Portfolio. In order to manage cash flows into or out of the

Master Portfolio effectively, the Master Portfolio may buy and sell financial futures contracts. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gas), a currency or an index, including but not limited to the MSCI EAFE Index. The use of futures, contracts for difference, swaps or foreign exchange transactions can be effective in seeking equity exposure for the Master Portfolio.

The Master Portfolio is classified as diversified under the Investment Company Act.

Other Strategies Applicable to the Master Portfolio

In addition to the principal strategies discussed above, the Master Portfolio may also invest or engage in the following investments/strategies:

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Borrowing — The Master Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

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Depositary Receipts — The Master Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Master Portfolio may invest in unsponsored depositary receipts.

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Illiquid/Restricted Securities — The Master Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

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Investment Companies — The Master Portfolio has the ability to invest in other investment companies, such as exchange traded funds, unit investment trusts, and open-end and closed-end funds. The Master Portfolio may invest in affiliated investment companies including affiliated money market funds and affiliated exchange traded funds.

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Master Limited Partnerships — The Master Portfolio may invest in publicly traded master limited partnerships (“MLPs”), which are limited partnerships or limited liability companies taxable as partnerships. MLPs generally have two classes of owners, the general partner and limited partners. If investing in an MLP, the Master Portfolio intends to purchase publicly traded common units issued to limited partners of the MLP. Limited partners have a limited role in the operations and management of the MLP.

•	Real Estate Investment Trusts — The Master Portfolio may invest in real estate investment trusts (“REITs”).

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Repurchase Agreements and Purchase And Sale Contracts — The Master Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

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Rights — The Master Portfolio may purchase securities pursuant to the exercise of subscription rights, which allow an issuer’s existing shareholders to purchase additional common stock at a price substantially below the market price of the shares.

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Securities Lending — The Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Short Term Investments — The Fund can invest its excess funds in short-term investments, including U.S. Government securities, money market funds, commercial paper, certificates of deposit, floating rate notes, bankers’ acceptances and cash management vehicles which may be managed by BlackRock or one of its affiliates.

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Temporary Defensive Strategies — As a temporary measure for defensive purposes, the Master Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect the Master Portfolio’s ability to meet its investment objective.

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Warrants — A warrant gives the Master Portfolio the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Master Portfolio has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Master Portfolio is able to exercise it or sell it before it expires.

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When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Master Portfolio at an established price with payment and delivery taking place in the future. The Master Portfolio enters into these transactions to obtain what is considered an advantageous price to the Master Portfolio at the time of entering into the transaction.

INVESTMENT RISKS

This section contains a discussion of the general risks of investing in the Master Portfolio. As with any fund, there can be no guarantee that the Master Portfolio will meet its objective or that the Master Portfolio’s performance will be positive for any period of time. An investment in the Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Principal Risks of Investing In the Master Portfolio

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Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk that apply to the underlying common stock.

•	Derivatives Risk — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks including:

Volatility Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Liquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BAL may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of the income allocable to an investor may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable income allocable to an investor. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (“IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives may become subject to margin requirements when regulations are finalized. Implementation of such regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of swaps and other derivatives may increase the costs to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in a Master Portfolio.

In December 2015, the Securities and Exchange Commission (the “SEC”) proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Fund. If the rule goes into effect, it could limit the ability of the Master Portfolio to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Swaps — Swap agreements are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master Portfolio has entered into the swap will default on its obligation to pay the Master Portfolio and the risk that the Master Portfolio will not be able to meet its obligations to pay the other party to the agreement.

Credit Default Swaps — Credit default swaps may have as reference obligations one or more securities that are not currently held by the Master Portfolio. The protection “buyer” may be obligated to pay the protection “seller” an up-front payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are over-the-counter contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment advisor’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Contracts for Difference — Contracts for difference are subject to liquidity risk because the liquidity of contracts for difference is based on the liquidity of the underlying instrument, and are subject to counterparty risk, i.e., the risk that the counterparty to the contracts for difference transaction may be unable or unwilling to make payments or to otherwise honor its financial obligations under the terms of the contract. To the extent that there is an imperfect correlation between the return on the Master Portfolio’s obligation to its counterparty under the contract for difference and the return on related assets in its portfolio, the contracts for difference transaction may increase the Master Portfolio’s financial risk. Contracts for difference, like many other derivative instruments, involve the risk that, if the derivative security declines in value, additional margin would be required to maintain the margin level. The seller may require the Master Portfolio to deposit additional sums to cover this, and this may be at short notice. If additional margin is not provided in time, the seller may liquidate the positions at a loss for which the Master Portfolio is liable. Contracts for difference are not registered with the SEC or any U.S. regulator, and are not subject to U.S. regulation.

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Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

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Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master Portfolio will lose money. In particular, the Master Portfolio is subject to the risk that, because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master Portfolio Assets Outside the United States — The Master Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master

Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Master Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master Portfolio’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master Portfolio’s ability to purchase or sell foreign securities or transfer the Master Portfolio’s assets or income back into the United States, or otherwise adversely affect the Master Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master Portfolio to carry out transactions. If the

Master Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master Portfolio could be liable for any losses incurred.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Master Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the Euro, the common currency of the European Union, and/ or withdraw from the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

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High Portfolio Turnover Risk — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master Portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master Portfolio is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

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Market Risk And Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means an investor may lose money.

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“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master Portfolio. However, there is no assurance that the Master Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Master Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master Portfolio is able to do so. In addition, as the Master Portfolio increases in size, the impact of IPOs on the Master Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an IPO is brought to the market, availability may be limited and the Master Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

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Small- and Mid-Capitalization Company Risk — Companies with small or mid-size market capitalizations will normally have more limited product lines, markets and financial resources and will be dependent upon a more limited management group than larger capitalized companies. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

Other Risks of Investing in the Master Portfolio

The Master Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master Portfolio interests and in the return on the Master Portfolio’s portfolio. Borrowing will cost the Master Portfolio interest expense and other fees. The costs of borrowing may reduce the Master Portfolio’s return. Borrowing may cause the Master Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

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Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

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Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Master Portfolio acquires shares of investment companies, including ones affiliated with the Master Portfolio, shareholders bear both their proportionate share of expenses in the Master Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent the Master Portfolio is held by an affiliated fund, the ability of the Master Portfolio itself to hold other investment companies may be limited.

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Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Master Portfolio’s investments in illiquid securities may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Master Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Master Limited Partnership Risk — The common units of an MLP are listed and traded on U.S. securities exchanges and their value fluctuates predominantly based on prevailing market conditions and the success of the MLP. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

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Real Estate Related Securities Risk — The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Master Portfolio’s real estate related investments are concentrated in one geographic area or in one property type, the Master Portfolio will be particularly subject to the risks associated with that area or property type.

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REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.

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Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master Portfolio may lose money.

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Rights Risk — The failure to exercise subscription rights to purchase common stock would result in the dilution of the Master Portfolio’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Master Portfolio may not always realize full value on the sale of rights.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Portfolio may lose money and there may be a delay in recovering the loaned securities. The Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master Portfolio.

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Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value many of the fixed-income securities in the Master Portfolio’s portfolio utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master Portfolio loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risks — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Portfolio Holdings Information

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in Part B of the Master Portfolio’s registration statement and is available free of charge by calling (800) 441-7762 (toll-free). See Item 16, “Description of the Master Portfolio and its Investments and Risks” in Part B for additional details.

Item 10.	Management, Organization and Capital Structure.

Investment Adviser

BAL serves as investment adviser to the Master Portfolio and BFA serves as sub-adviser to the Master Portfolio. BAL is located at 100 Bellevue Parkway, Wilmington, Delaware 19809 and BFA is located at 400 Howard Street, San Francisco, California 94105. BAL and BFA are indirect wholly-owned subsidiaries of BlackRock, Inc. Based on March 31, 2016 figures, BAL and its affiliates provided investment advisory services for assets in excess of $4.737 trillion. BAL and its affiliates (collectively, “BlackRock”) deal, trade and invest for their own accounts in the types of securities in which the Master Portfolio invests.

BAL manages the investment of the Master Portfolio’s assets and provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of the Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BAL furnishes to the Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

For its services to the Master Portfolio, BAL is entitled to receive a maximum annual management fee (as a percentage of average daily net assets) calculated as follows: 0.40% per annum of the first $1.0 billion of average daily net assets, plus 0.38% per annum of the average daily net assets exceeding $1.0 billion, up to and including $3.0 billion, plus 0.36% per annum of the average daily net assets exceeding $3.0 billion, up to and including $5.0 billion, plus 0.35% per annum of the average daily net assets exceeding $5.0 billion, up to and including $10.0 billion, plus 0.34% per annum of the average daily net assets in excess of $10.0 billion. From time to time, BAL may waive such fees for the Master Portfolio in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

BAL has voluntarily agreed to waive its management fees by the amount of advisory fees the Master Portfolio pays to BAL indirectly through its investment in affiliated money market funds.

BAL has entered into a sub-advisory agreement with BFA. Under the sub-advisory agreement, BAL pays BFA for services it provides a fee equal to a percentage of the management fee paid to BAL.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement with BAL with respect to the Master Portfolio and the sub-advisory agreement with BFA with respect to the Master Portfolio is available in the BlackRock Funds III Feeder Fund’s annual report for the period ended December 31, 2015.

Legal Proceedings. On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the 1940 Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees from one year prior to the filing of the lawsuit and purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

Portfolio Managers

Raffaele Savi and Kevin Franklin (the “Portfolio Managers”) are jointly and primarily responsible for the day-to-day management of the Master Portfolio.

Information regarding the Portfolio Managers is set forth below. Further information regarding the Portfolio Managers, including other accounts managed, compensation, ownership of Master Portfolio interests, and possible conflicts of interest, is available in the Master Portfolio’s Part B.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Raffaele Savi	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2013	Managing Director of BlackRock, Inc. since 2009; Managing Director at Barclays Global Investors from 2007 to 2009; Principal at Barclays Global Investors from 2006 to 2007.

Kevin Franklin	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2013	Managing Director of BlackRock, Inc. since 2010; Head of Automated Trading at Marble Bar Asset Management from 2009 to 2010; Principal at Barclays Global Investors from 2005 to 2009.

Administrator

BAL serves as administrator of the Master Portfolio. BAL provides the Master Portfolio with administration services, including provision of management reporting and treasury administration services, financial reporting, legal and tax services, and supervision of the Master Portfolio’s administrative operations, preparation of proxy statements and interestholder reports. BAL also furnishes office space and certain facilities to conduct the Master Portfolio’s business and compensates MIP’s Trustees, officers and employees who are affiliated with BAL. BAL is entitled to receive an annual administrative fee of 0.05% of the Master Portfolio’s average daily net assets for providing administration services. BAL has contractually agreed to waive this administration fee through April 30, 2017. This waiver agreement may be terminated upon 90 days’ notice by a majority of the non-interested trustees of MIP or by a majority of the outstanding voting securities of the Master Portfolio.

In addition to performing these services, BAL has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, other than brokerage expenses, advisory fees, distribution plan expenses, certain fees and expenses related to the members of MIP’s Board of Trustees who are not “interested persons” of MIP (as such term is defined in the 1940 Act) (the “Independent Trustees” and each, an “Independent Trustee”) and their counsel, auditing fees, litigation expenses, taxes or other extraordinary expenses. BAL has contracted with State Street Bank and Trust Company (“State Street”) to provide certain sub-administration services for the Master Portfolio, and BAL pays State Street for these services.

Conflicts of Interest

The investment activities of BAL and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. (“PNC”) and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolio and its interestholders.

BAL and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to that of the Master Portfolio. BAL and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolio. One or more of the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master Portfolio directly and indirectly invests. Thus, it is likely that the Master Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to that of the Master Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolio. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolio and may result in an Affiliate having positions that are adverse to those of the Master Portfolio. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolio. As a result, an Affiliate may compete with the Master Portfolio for appropriate investment opportunities. The results of the Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate and it is possible that the Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolio may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master Portfolio. Transactions by one or more Affiliate-advised clients or BAL may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolio. The Master Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions.

In addition, the Master Portfolio may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master Portfolio also may invest in securities of companies for which an Affiliate provides or may someday provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master Portfolio or who engage in transactions with or for the Master Portfolio, and may receive compensation for such services. The Master Portfolio may also make brokerage and other payments to Affiliates in connection with the Master Portfolio’s portfolio investment transactions.

Under a securities lending program approved by the Board of Trustees of MIP on behalf of the Master Portfolio, the Master Portfolio has retained an Affiliate of BAL to serve as the securities lending agent for the Master Portfolio to the extent that the Master Portfolio participates in the securities lending program. For these services, the lending agent will receive a fee from the Master Portfolio, including a fee based on the returns earned on the Master Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolio may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master Portfolio and its interestholders. BAL has adopted policies and procedures designed to address these potential conflicts of interest.

Anti-Money Laundering Requirements

The Master Portfolio is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Master Portfolio may request information from its interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial professionals; it will be used only for compliance with the requirements of the Patriot Act.

The Master Portfolio reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master Portfolio to verify their identity. The Master Portfolio also reserves the right to redeem any amounts in the Master Portfolio from persons whose identity they are unable to verify on a timely basis. It is the Master Portfolio’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BlackRock Privacy Principles

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to nonaffiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These nonaffiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the nonpublic personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

Organization and Capital Structure

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. An interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2025 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2035 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio, LifePath® 2055 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath®

Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, LifePath® Index 2060 Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio, S&P 500 Stock Master Portfolio, Russell 1000® Index Master Portfolio, ACWI ex-U.S. Index Master Portfolio and International Tilts Master Portfolio. Information about the listed portfolios that are not covered in this Part A or in Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to other offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at BlackRock, Inc., 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

Item 11.	Interestholder Information.

Purchase, Redemption and Pricing of Interests

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although the Master Portfolio reserves the right to calculate proportionate ownership interests to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE, which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”). If the NYSE closes early, the time for calculating the Master Portfolio’s net asset value and the deadline for additions to or reductions in investments in the Master Portfolio will be accelerated to the earlier closing time.

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the 1933 Act); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security or other asset affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

Valuing the Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations.

Because foreign markets may be open on different days than the days during which an interestholder may purchase the Master Portfolio’s interests, the value of the Master Portfolio’s investments may change on days when interestholders are not able to purchase the Master Portfolio’s interests.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio generally remits the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. MIP may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of the Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolio reserves the right to refuse any purchase of interests. Investments in the Master Portfolio may not be transferred.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that the Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

Net Investment Income and Capital Gain Allocations and Distributions

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Any net capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

Short-Term Trading Policy

The Board of MIP has determined that the interests of long-term interestholders and the Master Portfolio’s ability to manage its investments may be adversely affected when interests are repeatedly bought, sold or exchanged in response to short-term market fluctuations — also known as “market timing.” The Master Portfolio is not designed for market timing organizations or other entities using programmed or frequent purchases and sales or exchanges. The exchange privilege is not intended as a vehicle for short-term trading. Excessive purchase and sale or exchange activity may interfere with portfolio management, increase expenses and taxes and may have an adverse effect on the performance of the Master Portfolio and its interestholders. For example, large flows of cash into and out of the Master Portfolio may require the management team to allocate a significant amount of assets to cash or other short-term investments or sell securities, rather than maintaining such assets in securities selected to achieve the Master Portfolio’s investment goal. Frequent trading may cause the Master Portfolio to sell securities at less favorable prices, and transaction costs, such as brokerage commissions, can reduce the Master Portfolio’s performance.

A fund that invests in non-U.S. securities is subject to the risk that an investor may seek to take advantage of a delay between the change in value of the fund’s portfolio securities and the determination of the fund’s net asset value as a result of different closing times of U.S. and non-U.S. markets by buying or selling fund shares at a price that does not reflect their true value. A similar risk exists for funds that invest in securities of small capitalization companies, securities of issuers located in emerging markets or high yield securities (junk bonds) that are thinly traded and therefore may have actual values that differ from their market prices. This short-term arbitrage activity can reduce the return received by long-term shareholders. The Master Portfolio will seek to eliminate these opportunities by using fair value pricing, as described in “Purchase, Redemption and Pricing of Interests” above.

The Master Portfolio discourages market timing and seeks to prevent frequent purchases and sales or exchanges of Master Portfolio interests that it determines may be detrimental to the Master Portfolio or long-term interestholders. The Board of Trustees of MIP has approved the policies discussed below to seek to deter market timing activity. The Board of Trustees of MIP has not adopted any specific numerical restrictions on purchases, sales and exchanges of Master Portfolio interests because certain legitimate strategies will not result in harm to the Master Portfolio or its interestholders.

If as a result of its own investigation, information provided by a financial intermediary or other third party, or otherwise, the Master Portfolio believes, in its sole discretion, that your short-term trading is excessive or that you are engaging in market timing activity, it reserves the right to reject any specific purchase or exchange order. If the Master Portfolio rejects your purchase or exchange order, you will not be able to execute that transaction, and the Master Portfolio will not be responsible for any losses you therefore may suffer. For transactions placed directly with the Master Portfolio, the Master Portfolio may consider the trading history of accounts under common ownership or control for the purpose of enforcing these policies. Transactions placed through the same financial intermediary on an omnibus basis may be deemed part of a group for the purpose of this policy and may be rejected in whole or in part by the Master Portfolio. Certain accounts, such as omnibus accounts and accounts at financial intermediaries, however, include multiple investors and such accounts typically provide the Master Portfolio with net purchase or redemption and exchange requests on any given day where purchases, redemptions and exchanges of interests are netted against one another and the identity of individual purchasers, redeemers and exchangers whose orders are aggregated may not be known by the Master Portfolio. While the Master Portfolio monitors for market timing activity, the Master Portfolio may be unable to identify such activities because the netting effect in omnibus accounts often makes it more difficult to locate and eliminate market timers from the Master Portfolio. BlackRock Investments, LLC (the “Distributor” or “BRIL”) has entered into agreements with respect to financial professionals, and other financial intermediaries that maintain omnibus accounts with the transfer agent pursuant to which such financial professionals and other financial intermediaries undertake to cooperate with the Distributor in monitoring purchase, exchange and redemption orders by their customers in order to detect and prevent short-term or excessive trading in the Master Portfolio’s interests through such accounts. Identification of market timers may also be limited by operational systems and technical limitations. In the event that a financial intermediary is determined by the Master Portfolio to be engaged in market timing or other improper trading activity, the Master Portfolio’s Distributor may terminate such financial intermediary’s agreement with the Distributor, suspend such financial intermediary’s trading privileges or take other appropriate actions.

There is no assurance that the methods described above will prevent market timing or other trading that may be deemed abusive.

The Master Portfolio may from time to time use other methods that it believes are appropriate to deter market timing or other trading activity that may be detrimental to a fund or long-term interestholders.

Taxes

The Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s income, gain, loss, deduction, and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the Internal Revenue Code, and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor’s beneficial interest in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interest in the Master Portfolio, but not below zero.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

Item 12.	Distribution Arrangements.

Beneficial interests in the Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. The Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” (i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolio) or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in the Master Portfolio. The Distributor is the placement agent for the Master Portfolio.

A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolio will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

Item 13.	Financial Highlights.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

INTERNATIONAL TILTS MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

April 29, 2016

Item 14.	Cover Page and Table of Contents.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for International Tilts Master Portfolio (the “Master Portfolio”). This Part B is not a prospectus and should be read in conjunction with Part A, also dated April 29, 2016, of the Master Portfolio. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A of the Registration Statement with respect to the Master Portfolio, unless otherwise defined in Part B. The term “Manager” in this Part B means BAL or BFA, as applicable. MIP incorporates by reference the information included on the cover page of the statement of additional information relating to BlackRock Disciplined International Fund (the “BlackRock Funds III Feeder Fund”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., P.O. Box 9819, Providence, RI 02940-8019, or by calling (800) 441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission, (the “Commission” or the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE MASTER PORTFOLIO.

References to the Investment Company Act of 1940, as amended (the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the Commission, Commission staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the Commission, Commission staff or other authority.

Item 15.	Trust History.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

Item 16.	Description of the Master Portfolio and its Investments and Risks.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Investment Objective and Policies,” “Investment Restrictions” and “Investments Risks and Considerations.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following sections of the SAI: “Selective Disclosure of Portfolio Holdings.”

Item 17.	Management of the Trust.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following sections of the SAI: “Information on Trustees and Officers,” “Management, Advisory and Other Service Arrangements” and “Management and Other Service Arrangements.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning the compensation of the Trustees of MIP from the following section of the SAI: “Information on Trustees and Officers – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policy.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolios of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

Item 18.	Control Persons and Principal Holders of Securities.

As of April 4, 2016, the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of the Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
International Tilts Master Portfolio	International Tilts LP Feeder Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	98%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

As of April 1, 2016, the Trustees and officers of MIP as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Master Portfolio. As of December 31, 2015, none of the Independent Trustees of MIP or their immediate family members owned beneficially or of record any securities of the Master Portfolio’s investment adviser, sub-advisers, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to each Master Portfolio by BlackRock Advisors, LLC (“BAL”) is incorporated herein by reference from the corresponding BlackRock Funds III Feeder Fund’s Prospectus and from the sub-section entitled “Management, Advisory and Other Service Arrangements ” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the each BlackRock Funds III Feeder Fund’s SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from the Prospectuses or SAI of the BlackRock Disciplined International Fund
Item 19(a)	SAI: Part I: Management, Advisory and Other Service Arrangements

Part II: Management and Other Service Arrangements

Item 19(c)	Part I: Management, Advisory and Other Service Arrangements

Part II: Management and Other Service Arrangements

Item 19(d)	Part I: Management, Advisory and Other Service Arrangements

Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

(b) Principal Underwriter

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as placement agent for each Master Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master Portfolios.

Item 20.	Portfolio Managers.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: “Management, Advisory and Other Service Arrangements – Information Regarding the Portfolio Managers.”

Item 21.	Brokerage Allocation and Other Practices.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Portfolio Transactions and Brokerage.”

Item 22.	Capital Stock and Other Interests.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as the Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

Item 23.	Purchase, Redemption and Pricing of Interests.

The following information supplements and should be read in conjunction with Item 11 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

In-Kind Purchases. Payment for interests of the Master Portfolio may, at the discretion of BAL, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

Valuation. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the SAI: “Pricing of Shares – Determination of Net Asset Value.”

Item 24.	Taxation of the Trust.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any U.S. federal income tax.

However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code, and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by the Master Portfolio in foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, its interestholders could be subject to U.S. federal income tax and interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Certain aspects of the tax treatment of derivative instruments, including swap agreements and commodity-linked derivative instruments, are currently unclear and may be affected by changes in legislation, regulations or other legally binding authority that could affect the character, timing and amount of the Fund’s taxable income or gains and distributions. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company which invests in the Master Portfolio to maintain its status under the Internal Revenue Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant amounts of non-cash income or gain, such non-cash income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 20%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

A 3.8% Medicare contribution tax is imposed on the net investment income (which includes, but is not limited to, interest, dividends and net gain on investments) of U.S. individuals with income exceeding $200,000, or $250,000 if married filing jointly, and of trusts and estates.

A 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items and will be imposed on gross proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

Item 25.	Underwriters.

The exclusive placement agent for MIP is BRIL, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Fund and the Master Portfolio for the fiscal year ended December 31, 2015 are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 1, 2016 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

PART C

OTHER INFORMATION

Item 28.	Exhibits.

Exhibit		Description

(a)(1)	—	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	—	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	—	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	—	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	—	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	—	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35.

(c)	—	Not applicable.

(d)(1)	—	Amended Investment Advisory Contract, dated December 28, 2012, between the Registrant and BlackRock Advisors, LLC (“BAL”) or BlackRock Fund Advisors (“BFA”), as applicable, is incorporated herein by reference to an Exhibit to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013 (“Amendment No 50”).

(d)(2)	—	Schedule A, amended April 30, 2015, and Schedule B, amended September 18, 2013, to the Amended Investment Advisory Contract is incorporated herein by reference to an Exhibit to Amendment No. 67 to the Registrant’s Registration Statement, filed on April 29, 2015 (“Amendment No. 67”).

(d)(3)	—	Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(4)	—	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(5)	—	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 58 to the Registrant’s Registration Statement, filed February 26, 2014.

(d)(6)	—	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(7)	—	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011 (“Amendment No. 42”).

(d)(8)	—	Form of Expense Limitation Agreement, between the Registrant and BFA with respect to Large Cap Index Master Portfolio, Total International ex U.S. Index Master Portfolio and the LifePath Index Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 46 to the Registrant’s Registration Statement, filed June 29, 2011.

(d)(9)	—	Form of Sub-Investment Advisory Agreement between BFA and BlackRock International Limited, with respect to the LifePath Master Portfolios, will be filed by amendment.

(d)(10)	—	Form of Sub-Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Master Portfolios, will be filed by amendment.

(e)(1)	—	Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit to Amendment No. 42.

(e)(2)	—	Appendix A, amended September 18, 2013, to the Placement Agency Agreement is incorporated herein by reference to an Exhibit to Amendment No. 59 to the Registrant’s Registration Statement, filed on April 30, 2014 (“Amendment No. 59”).

(f)	—	Not applicable.

(g)	—	Form of Service Module for Custodial Services between the Registrant and State Street Bank and Trust Company (“State Street”) is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(1)	—	Administration Agreement, dated July 1, 2012, between BAL and the Registrant on behalf of the LifePath Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(2)	—	Appendix A, amended September 18, 2013, to the Administration Agreement between BAL and the Registrant on behalf of the LifePath Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 59.

(h)(3)	—	Administration Agreement dated July 1, 2012 between BAL and the Registrant on behalf of the LifePath Index Master Portfolios, Total International ex U.S. Master Portfolio and Large Cap Index Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(4)	—	Sub-Administration Agreement, dated October 21, 1996, between State Street and BAL on behalf of each Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(5)	—	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33 to the Registrant’s Registration Statement, filed on May 1, 2006 (“Amendment No. 33”).

(h)(6)	—	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(7)	—	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006.

(h)(8)	—	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(9)	—	Revised Master Fee Schedule, dated September 1, 2004, to the Sub-Administration Agreement, as amended from time to time, is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(10)	—	Form of Second Amended and Restated Securities Lending Agency Agreement, dated January 1, 2015, between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated herein by reference to Amendment No. 67.

(h)(11)	—	Form of Service Module for Transfer Agency Services between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(12)	—	Amended and Restated Independent Expense Reimbursement Agreement among the Registrant, BlackRock Funds III, BFA and BAL, dated July 1, 2012, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(13)	—	Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties dated as of April 21, 2016 is incorporated herein by reference to an Exhibit 8(b) to Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of BlackRock Pacific Fund, Inc.
(File No. 2-56978), filed on April 27, 2016.

(h)(14)	—	Form of Master Services Agreement between the Registrant and State Street, dated April 21, 2011, is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(15)	—	Exhibit A to the Master Services Agreement between the Registrant and State Street is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(i)	—	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	—	None.

(k)	—	Not applicable.

(l)	—	Not applicable.

(m)	—	Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 37.

(n)	—	Not applicable.

(o)	—	Reserved.

(p)(1)	—	Code of Ethics of Registrant is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(2)	—	Code of Ethics of BFA and BAL is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(3)	—	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(q)(1)	—	Power of Attorney is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 545 of the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 22, 2016.

Item 29.	Persons Controlled By or Under Common Control with Registrant

The chart below identifies persons who, as of April 4, 2016, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each entity, except BlackRock Cayman Treasury Money Market Fund, Ltd., is organized under the laws of the State of Delaware. BlackRock Cayman Treasury Money Market Fund, Ltd. is a Cayman company.

Master Portfolio	Persons controlled by or under common control with the Master Portfolio	Percentage of Voting Securities
LifePath® Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2060 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath Index 2060 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Active Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	100%

CoreAlpha Bond Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	66%

	CoreAlpha Bond Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	34%

Total International ex-U.S. Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Total International ex-U.S. LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	75%

	Total International ex-U.S. Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	25%

U.S. Total Bond Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	U.S. Total Bond Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	78%

S&P 500 Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	S&P 500 Stock Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	86%

Large Cap Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Large Cap LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	93%

Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Prime Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Prime c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Treasury Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	64%

	BlackRock Cayman Treasury Money Market Fund, Ltd. 400 Howard Street San Francisco, CA 94105	36%

International Tilts Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	International Tilts LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	98%

Item 30.	Indemnification

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

Item 31.	Business and Other Connections of Investment Advisers.

(a) BlackRock Fund Advisors (“BFA”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, CA 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

(b) BlackRock Advisors, LLC (“BAL”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BlackRock International Limited (“BIL”) is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 about officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

(d) BlackRock (Singapore) Limited (“BRS”) is a wholly-owned subsidiary of BlackRock, Inc. BRS currently offers investment advisory services to pooled investment vehicles, state or municipal government entities and insurance companies. The information required by this Item 31 about officers and directors of BRS, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BRS pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76926).

Item 32.	Principal Underwriter.

(a) BlackRock Investments, LLC (“BRIL”), the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock CoRI Funds

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Corporate High Yield Fund, Inc.

BlackRock Debt Strategies Fund, Inc.

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BlackRock Limited Duration Income Trust

BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant

Abigail Reynolds	Chairman, Chief Executive Officer, President and Director	None
Matthew Mallow	Chief Legal Officer and Senior Managing Director	None
Christopher Meade	General Counsel and Senior Managing Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
James Hamilton	Chief Operating Officer and Director	None
Gregory Rosta	Chief Compliance Officer and Vice President	None
Anne Ackerley	Managing Director	None
Michael Bishopp	Managing Director	None
Joseph Craven	Managing Director	None
Sally George	Managing Director	None
Lisa Hill	Managing Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Chris Nugent	Director	None
John Diorio	Director	None
Lourdes Sanchez	Vice President	None
Robert Fairbairn	Member, Board of Managers	None
Salim Ramji	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110.

(b) BFA maintains all Records relating to its services as adviser or sub-adviser, as applicable, at 400 Howard Street, San Francisco, California 94105.

(c) BAL maintains all Records relating to its services as adviser or administrator, as applicable, at 100 Bellevue Parkway, Wilmington, Delaware 19809.

(d) BlackRock International Limited maintains all Records relating to its services as sub-adviser of CoreAlpha Bond Master Portfolio and LifePath® Master Portfolios at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

(e) BlackRock (Singapore) Limited maintains all Records relating to its services as sub-adviser of the LifePath Master Portfolios at 20 Anson Road, #18-01, 79912 Singapore.

(f) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(g) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and custodian at 100 Summer Street, Boston, Massachusetts 02110; and all Records relating to its services as transfer agent of certain Master Portfolios at 100 Huntington Avenue, Boston, Massachusetts 02116.

Item 34.	Management Services

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on April 29, 2016.

MASTER INVESTMENT PORTFOLIO ON BEHALF OF INTERNATIONAL TILTS MASTER PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski President and Chief Executive Officer

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	Trustee, President and Chief Executive Officer
John M. Perlowski	(Principal Executive Officer)	April 29, 2016

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews	(Principal Financial and Accounting Officer)	April 29, 2016

David O. Beim*	Trustee
David O. Beim

Susan J. Carter*	Trustee
Susan J. Carter

Collette Chilton*	Trustee
Collette Chilton

Neil A. Cotty*	Trustee
Neil A. Cotty

Dr. Matina S. Horner*	Trustee
Dr. Matina S. Horner

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

Mark Stalnecker*	Trustee
Mark Stalnecker

Kenneth L. Urish*	Trustee
Kenneth L. Urish

Claire A. Walton*	Trustee
Claire A. Walton

Frederick W. Winter*	Trustee
Frederick W. Winter

Barbara G. Novick*	Trustee
Barbara G. Novick

*By:	/s/ Benjamin Archibald	April 29, 2016
Benjamin Archibald
(Attorney-in-Fact)